EXHIBIT 23.1

Consent of Independent Auditors
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-195981, 333-202062, 333-209522, 333-216156 and 333-223087) of Q2 Holdings, Inc. of our report dated September 21, 2018, relating to the consolidated financial statements of Cloud Lending, Inc., which appears in this Form 8K/A.
/s/ BDO USA, LLP

San Jose, California
December 28, 2018